TEMPLETON VARIABLE PRODUCTS SERIES FUND

                   Fifth Amended Establishment and Designation of Series of Shares of Beneficial Interest, Par Value $0.01 Per Share

         The undersigned, being a majority of the Trustees of Templeton Variable Products Series Fund, a Massachusetts business trust (the "Trust"), acting pursuant to Sections 5.11 and 5.12 of the Declaration of Trust dated February 25, 1988 (the "Declaration of Trust") of the Trust, and having divided the shares of beneficial interest of the Trust into nine separate series (each individually a "Fund" or collectively the "Funds") and two separate classes by an Establishment and Designation of Series of Shares of Beneficial Interest, Par Value $0.01 per Share dated February 25, 1988 and amended on June 15, 1988, May 1, 1992, December 5, 1995, and February 14, 1997, hereby establish and designate one additional Fund, which shall consist of two classes, and amend and restate the Funds' and each class's special and relative rights as follows:

          1.  The  Funds  shall  be  designated  Templeton  Money  Market  Fund,
Templeton Bond Fund, Templeton Stock Fund, Templeton Asset Allocation Fund, Templeton International Fund, Templeton Developing Markets Fund, Franklin Growth Investments Fund, Franklin Small Cap Investments Fund, Mutual Shares Investments Fund, and Mutual Discovery Investments Fund.

         2. The classes shall be designated as follows:

               Templeton Asset Allocation Fund Class 1
               Templeton Asset Allocation Fund Class 2
               Templeton Bond Fund Class 1
               Templeton Bond Fund Class 2
               Templeton Developing Markets Fund Class 1
               Templeton Developing Markets Fund Class 2
               Templeton International Fund Class 1
               Templeton International Fund Class 2
               Templeton Money Market Fund Class 1
               Templeton Stock Fund Class 1
               Templeton Stock Fund Class 2
               Franklin Growth Investments Fund Class 1
               Franklin Growth Investments Fund Class 2
               Franklin Small Cap Investments Fund Class 1
               Franklin Small Cap Investments Fund Class 2
               Mutual Shares Investments Fund Class 1
               Mutual Shares Investments Fund Class 2
               Mutual Discovery Investments Fund Class 1
               Mutual Discovery Investments Fund Class 2

          3. Each Fund shall be authorized to hold cash and invest in securities and instruments and use investment techniques as described in the Trust's registration statement under the Securities Act of 1933, as amended from time to time. Each share of beneficial interest, par value $0.01 per share, of each Fund ("Share") shall be redeemable as provided in the Declaration of Trust, shall be entitled to one vote (or fraction thereof in respect of a fractional Share) on matters on which Shares of that series shall be entitled to vote and shall represent a pro rata beneficial interest in the assets allocated to that Fund. The proceeds of sales of Shares of a Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to that Fund, unless otherwise required by law. Each Share of a Fund shall be entitled to receive its pro rata share of net assets of that Fund upon liquidation of that Fund. Upon redemption of a Shareholder's Shares, or indemnification for liabilities incurred by reason of a Shareholder being or having been a Shareholder of a Fund, such Shareholder shall be paid solely out of the property of such Fund.

          4. Shareholders of each Fund shall vote separately as a class on any matter except, consistent with the Investment Company Act of 1940, as amended, (the "1940 Act") and the rules thereunder and the Trust's registration statement thereunder, (i) the election of Trustees, (ii) any amendment to the Declaration of Trust, unless the amendment affects fewer than all Funds, in which case Shareholders of the affected Funds shall vote separately, and (iii) ratification of the selection of auditors. Shareholders of each Fund shall vote together as a single class on any matter, except to the extent required by the 1940 Act and the rules thereunder, or when the Trustees have determined that the matter affects only the interests of Shareholders of a particular class of Shares of a Fund, in which case only the Shareholders of such class shall be entitled to vote thereon. In each case of such separate voting, the Trustees shall determine whether, for the matter to be effectively acted upon within the meaning of Rule 18f-2 under the 1940 Act or any successor rule as to a Fund, the applicable percentage (as specified in the Declaration of Trust, or the 1940 Act and the rules thereunder) of the Shares of that Fund alone must be voted in favor of the matter, or whether the favorable vote of such applicable percentage of the Shares of each Fund entitled to vote on the matter is required.

          5. The assets and liabilities of the Trust shall be allocated among the above-referenced Funds as set forth in Section 5.11 of the Declaration of Trust, except as provided below:

                  a. Costs incurred and payable by the Trust in connection with its organization and the initial registration and public offering of Franklin Small Cap Investments Fund shall be payable by that Fund and shall be amortized for that Fund over the period beginning on the date that such costs became payable and ending 60 months after the commencement of operations of the Trust.

                  b. Liabilities, expenses, costs, charges and reserves related to the distribution of, and other identified expenses that should properly be allocated to, the Shares of a particular class may be charged to and borne solely by such class and the bearing of expenses solely by a class of Shares may be appropriately reflected (in a manner determined by the Trustees), and cause differences in, the net asset value attributable to, and the dividend, redemption and liquidation rights of, the Shares of different classes of a Fund. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all classes of a Fund for all purposes. The liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Fund shall be allocated among the Funds on the basis of their relative average daily net assets.

                  c. The Trustees may from time to time in particular cases make specific allocations of assets or liabilities among the Funds.

          6. Shares of each class of a Fund may vary between themselves as to rights of redemption and conversion rights, as may be approved by the Trustees and set forth in a Fund's then-current prospectus.

          7. The Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any Fund or any class thereof, now or hereafter created, or to otherwise change the special and relative rights of any such Fund or any class thereof, provided that such change shall not adversely affect the rights of Shareholders of such Fund or class.

         IN WITNESS WHEREOF, the undersigned have signed this instrument as of February 27, 1998. This Instrument may be executed by the Trustees on separate counterparts but shall be effective only when signed by a majority of the Trustees.


/s/CHARLES B. JOHNSON                     /s/HARRIS J. ASHTON
-------------------------------          ------------------------------
Charles B. Johnson,                               Harris J. Ashton,
 as Trustee                                       as Trustee

/s/BETTY P.KRAHMER                        /s/FRED R. MILLISAPS
-------------------------------          ------------------------------
Betty P. Krahmer,                                 Fred R. Millsaps
  as Trustee                                      as Trustee


/s/NICHOLAS F. BRADY                     /s/ANDREW H. HINES, JR.
-------------------------------          ------------------------------
Nicholas F. Brady,                                Andrew H. Hines, Jr.
 as Trustee                                       as Trustee


/s/S. JOSEPH FORTUNATO                    /s/GORDON S. MACKLIN
-------------------------------          ------------------------------
S. Joseph Fortunato,                              Gordon S. Macklin,
 as Trustee                                       as Trustee


/s/EDITH E. HOLIDAY
-------------------------------
Edith E. Holiday,
 as Trustee